Exhibit 99.1

Contact:
Charles M. Fleischman
President
Digene Corporation
(301) 944-7000
http://www.digene.com/

Investor Relations:
Jonathan Birt
Financial Dynamics
(212) 850-5628
Media:
Pam Rasmussen, Digene
(301) 944-7196
Sean Leous, Financial Dynamics
(212) 850-5755
DIGENE ANNOUNCES RECORD SECOND QUARTER FISCAL 2006 RESULTS,
RAISES FULL-YEAR GUIDANCE
Total Revenues up 38% to $37.1 million -
U.S. HPV Revenues Increase 56% to $26.9 million -
Net Income of $3.0 million, or $0.14 per share –
Excluding special items, Net Income of $4.8 million, or $0.23 per share –
GAITHERSBURG, MARYLAND, February 8, 2006 — Digene Corporation (NASDAQ: DIGE) today reported record financial results for the fiscal 2006 second quarter ended December 31, 2005.
Comparison of Selected Financial Results (millions, except per share data)

	Three months ended		Six months ended
	December 31,		December 31,
	2005	2004	2005	2004
As reported:
Total revenue	$37.1	$27.0	$70.4	$53.2
Net income (loss)	3.0	0.3	4.3	(6.0)
Net income (loss) per diluted share	0.14	0.01	0.21	(0.30)
Excluding special items*:
Net income	4.8	1.8	7.5	4.1
Net income per diluted share	0.23	0.09	0.36	0.20

*	See “Reconciliation of GAAP Financial Information to Non-GAAP Financial Information” below

Total revenues for the second quarter of fiscal 2006 increased 38% to $37.1 million from $27.0 million in the second quarter of fiscal 2005. Worldwide human papillomavirus (HPV) test revenues grew 45% to $32.3 million from $22.3 million in the second quarter of fiscal 2005. U.S. HPV test revenues increased 56% to $26.9 million from $17.3 million in last year’s comparable quarter. Gross margin on product sales was 86% in the fiscal 2006 second quarter, compared to 80% in the fiscal 2005 second quarter. Net income was $3.0 million, or $0.14 per diluted share, in the fiscal 2006 second quarter, compared to net income of $0.3 million, or $0.01 per diluted share, in the second quarter of fiscal 2005.
Excluding special items, net income was $4.8 million, or $0.23 per share, in the second quarter of fiscal 2006, versus $1.8 million, or $0.09 per diluted share, in the second quarter of fiscal 2005. Special items in the fiscal 2006 second quarter consist of approximately $1.4 million of employee and director stock-based compensation expense and an adjustment to reflect a 38% effective tax rate. Special items in the fiscal 2005 second quarter consist of an adjustment to reflect a 38% effective tax rate.
For the six months ended December 31, 2005, total revenues increased 33% to $70.4 million from $53.2 million in the comparable period last year. Worldwide HPV test revenues grew 36% to $60.7 million from $44.8 million in last year’s comparable period. U.S. HPV test revenues increased 42% to $50.3 million from $35.4 million in last year’s comparable period. Gross margin on product sales was 86% for the six months ended December 31, 2005, compared to 81% in the fiscal 2005 period. Net income was $4.3 million, or $0.21 per diluted share, in the fiscal 2006 period, compared to a net loss of $6.0 million, or $0.30 per diluted share, in the fiscal 2005 period.
Excluding special items, net income was $7.5 million, or $0.36 per share, for the six months ended December 31, 2005, versus $4.1 million, or $0.20 per diluted share, in the prior year period. Special items in the fiscal 2006 period consist of approximately $2.8 million of employee and director stock-based compensation expense and an adjustment to reflect a 38% effective tax rate. Special items in the fiscal 2005 period consist of the $14 million patent litigation settlement expense from the previously announced Settlement and License Agreement with Enzo Biochem, Inc. and an adjustment to reflect a 38% effective tax rate.
Evan Jones, Chairman and Chief Executive Officer of Digene Corporation, commented, “During the past year we have made significant investments in sales and marketing to drive growth in our core U.S. business, and our financial performance in the first six months of fiscal 2006 reflects the leverage we are achieving from these investments. Strong demand for the Digene® HPV Test drove our U.S. HPV and total revenue growth in the second quarter. We are increasing our guidance for fiscal 2006, to reflect this improvement in our financial results. During the quarter we successfully completed a stock financing, bringing our cash balance to over $111 million at the end of the December.”

Mr. Jones concluded, “The execution of our sales and marketing strategy continues to drive results, particularly in our U.S. operations, reinforcing our belief that we are shifting the market to a standard of care for combined cervical cancer screening with the Digene® HPV Test and a Pap test. The performance in our targeted television Direct-to-Consumer (DTC) markets underscores the importance of our investment in efforts to raise awareness of the benefits of HPV testing. During the second half of the fiscal year we intend to reinvest in the business and launch our television DTC campaign in New York, Dallas and Houston. The coordination among our direct physician sales programs, laboratory co-marketing partners, DTC marketing, CME promotion and women’s advocacy initiatives is translating into revenue growth, and we expect to continue to capitalize on this building momentum during the remainder of fiscal 2006 and beyond.”
Digene Outlook
The following forward-looking information is being provided as a convenience to investors. The projections are based upon numerous assumptions, which Digene believes to be reasonable but many of which Digene cannot control. Consequently, actual results may differ materially from the guidance and objectives described below. Further, the guidance and objectives provided below assume the continued growth and success of Digene’s existing business, including sales of its HPV test products. Please refer to the disclosure notice below. (See “Reconciliation of GAAP Financial Information to Non-GAAP Financial Information” below.)
For the fiscal year ending June 30, 2006, Digene expects:

■	Total revenues of approximately $147 million.

■	Gross margin of approximately 84%, including approximately $0.5 million of stock-based employee compensation expense.

■	Income before income taxes of approximately $15 million.

■	Excluding special items, income before income taxes of approximately $21 million. Special items in fiscal year 2006 are expected to consist of the exclusion of approximately $6 million of stock-based employee and director compensation expense.

■	Net income, as adjusted to exclude special items, of approximately $13 million, or $0.57 per diluted share, based on an estimated 23 million diluted weighted average shares outstanding. Special items in fiscal year 2006 are expected to consist of the exclusion of approximately $6 million stock-based employee and director compensation expense and an adjustment to reflect a 38% effective tax rate.
Total operating expenses for fiscal 2006, including stock-based employee compensation expense, are projected to be approximately $107 million, consisting of:

■	Research and Development expenses of approximately $17 million, including approximately $0.2 million of stock-based employee compensation expense.

■	General and Administrative expenses of approximately $24 million, including approximately $3.7 million of stock-based employee and director compensation expense.

■	Sales and Marketing expenses of approximately $58 million, including approximately $1.7 million of stock-based employee compensation expense.

■	Total royalty and technology fees of approximately 5% to 6% of product sales.

For the fiscal 2006 third quarter ending March 31, 2006, the Company expects:

■	Total revenues of approximately $37 million.

■	Gross margin of approximately 84%.

■	Income before income taxes of approximately $1.5 million.

■	Excluding special items, income before income taxes of approximately $3.3 million. Special items in the third quarter 2006 consist of the exclusion of approximately $1.8 million of stock-based employee and director compensation expense.

■	Net income, as adjusted to exclude special items, of approximately $2 million, or $0.08 per diluted share, based on an estimated 23.5 million diluted weighted average shares outstanding. Special items in the third quarter 2006 consist of the exclusion of approximately $1.8 million stock-based employee and director compensation expense and an adjustment to reflect a 38% tax rate.
Conference Call
Digene management will host a conference call to discuss results for the fiscal 2006 second quarter on Wednesday, February 8, 2006, at 4:30 pm (Eastern). The call will be broadcast live over the Internet and can be accessed at Digene’s website, www.digene.com. In addition, a telephonic replay of the call will be available through Wednesday, May 8, 2006, and may be accessed by dialing (866) 473-2109 or
(203) 369-1498.
Reconciliation of GAAP Financial Information to Non-GAAP Financial Information
To supplement the Company’s consolidated financial statements presented in accordance with GAAP, Digene uses non-GAAP measures of certain components of financial performance, including income before income taxes, net income and earnings per share, which are adjusted from results based on GAAP. Although “as adjusted” financial measures are non-GAAP financial measures, the Company believes that the presentation of “as adjusted” financial measures calculated to exclude “special items” are useful adjuncts to the GAAP “as reported” financial measures. “Special items” consist of:

■	an adjustment to reflect a 38% effective tax rate for each completed period and the guidance regarding the fiscal 2006 third quarter ending March 31, 2006 and the full fiscal year ending June 30, 2006,

■	an adjustment for stock-based employee and director compensation expense for each completed period in fiscal 2006 and the guidance regarding the third quarter ending March 31, 2006 and full fiscal year ending June 30, 2006,

■	and for the six-month period ended December 30, 2004, the $14 million patent litigation settlement expense from payments made under the previously announced Settlement and License Agreement with Enzo Biochem, Inc.

The extent and timing of each of our international subsidiaries’ ability to become profitable will have a material impact on our income tax expense. These events are difficult to accurately predict and, as a result, we are not providing guidance on “net income” prepared in accordance with GAAP for forthcoming periods because we cannot reasonably estimate our future period-to-period GAAP-based income tax expense, virtually all of which is a non-cash expense. The presentation of “net income, as adjusted” in each reported and future period reflects adjustments for the “special items” detailed above.
These non-GAAP measures are provided to enhance investors’ overall understanding of the Company’s current financial performance and the Company’s prospects for the future. These measures should be considered in addition to results prepared in accordance with generally accepted accounting principles, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the most directly comparable GAAP measure, where available.
About Digene
Digene Corporation (Nasdaq: DIGE), based in Gaithersburg, MD, develops, manufactures and markets proprietary DNA and RNA testing systems for the screening, monitoring and diagnosis of human diseases — with a focus on women’s cancers and infectious diseases. The Company’s hc2 High-Risk HPV DNA Test® is the only test for human papillomavirus approved by the FDA, and is approved for both follow-up evaluation in women with inconclusive Pap results and for primary adjunctive screening with the Pap test in women age 30 and older. For primary adjunctive screening, it is marketed as both The Digene HPV Test and the DNAwithPap® Test. These brand names do not refer to the Digene product that tests for several types of the virus commonly referred to as “low-risk HPV,” which are not associated with cervical cancer. For more information, visit www.thehpvtest.com. Digene’s product portfolio also includes DNA tests for the detection of other sexually transmitted infections, including chlamydia and gonorrhea, as well as tests for blood viruses. For more information, visit the Company’s Web site, www.digene.com. Investors also may contact Charles Fleischman at (301) 944-7000; journalists may contact Pam Rasmussen,
(301) 944-7196.
Digene®, Hybrid Capture®, hc2 High-Risk HPV DNA Test® and DNAwithPap® are registered trademarks of Digene Corporation.
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of the future as there are a number of meaningful factors that could cause the Company’s actual results to vary materially from those indicated by such forward-looking statements. Meaningful factors, which could cause actual results to differ from expectations include, but are not limited to, the degree of acceptance of HPV testing by physicians, our ability to scale up manufacturing operations to meet any increased demand, risk that other companies may develop and market HPV tests competitive with our own; the uncertainty regarding patents and proprietary rights, the success of the Company’s marketing efforts, competition, uncertainty of the Company’s future profitability, and risks inherent in international transactions, as well as other factors discussed in the Company’s Securities and Exchange Commission filings. For other factors, reference is made to the Company’s annual and quarterly reports filed with the Securities and Exchange Commission.

DIGENE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except net income (loss) per share and shares)

	Three Months Ended			Three Months Ended
	December 31, 2005			December 31, 2004
	As		As	As		As
	Reported	Adjustment(1)	Adjusted	Reported	Adjustment(1)	Adjusted
Revenues:
Product sales	$36,560	$—	$36,560	$26,506	—	$26,506
Other	533	—	533	446	—	446

Total revenues	37,093	—	37,093	26,952	—	26,952

Costs and expenses:
Cost of product sales	5,083	(101)	4,982	5,266	—	5,266
Royalty and technology	2,091	—	2,091	1,256	—	1,256
Research and development	3,852	(81)	3,771	3,189	—	3,189
Selling and marketing	13,840	(335)	13,505	10,021	—	10,021
General and administrative	6,316	(912)	5,404	4,362	—	4,362
Patent litigation settlement	—	—	—	—		—

Income from operations	5,911	1,429	7,340	2,858	—	2,858

Other income (expense):
Interest income	686	—	686	150	—	150
Interest expense	(167)	—	(167)	(4)	—	(4)
Other income (expense)	(70)	—	(70)	(21)	—	(21)

Income before minority interest and income taxes	6,360	1,429	7,789	2,983	—	2,983

Minority interest	(4)	—	(4)	(41)	—	(41)

Income before income taxes	6,356	1,429	7,785	2,942	—	2,942

Provision for (benefit from) income taxes	3,350	(392)	2,958	2,638	(1,520)	1,118

Net income	$3,006	$1,821	$4,827	$304	$1,520	$1,824

Basic net income per share	0.14	$0.09	$0.23	$0.02	$0.07	$0.09

Diluted net income per share	$0.14	$0.09	$0.23	$0.01	$0.08	$0.09

Weighted average shares outstanding
Basic	21,094,470	—	21,094,470	19,941,233	—	19,941,233

Diluted	21,408,519	—	21,408,519	20,626,904	—	20,626,904

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information
Three Months Ended December 31, 2005 and December 31, 2004
($ in thousands, except net income (loss) per share and shares)

	Three Months Ended	Three Months Ended
	December 31, 2005	December 31, 2004
Income before income tax

Income before income tax — as reported	$6,356	$2,942

Special item(s):
-Exclude stock-based employee and director compensation expense	1,429	—

Income before income tax — as adjusted	$7,785	$2,942

Net income

Net income — as reported	$3,006	$304

Special item(s):
-Adjustment to reflect 38% tax rate	392	1,520
-Exclude stock-based employee and director compensation expense	1,429	—

Net income — as adjusted	$4,827	$1,824

Diluted net income per share

Diluted net income per share — as Reported	$0.14	$0.01

Special item(s):
-Adjustment to reflect 38% tax rate	0.02	0.08
-Exclude stock-based employee and director compensation expense	0.07	—

Diluted net income per share — as adjusted	$0.23	$0.09

Diluted weighted average shares outstanding — as adjusted	21,408,519	20,626,904

DIGENE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except net income (loss) per share and shares)

	Six Months Ended			Six Months Ended
	December 31, 2005			December 31, 2004
	As		As	As		As
	Reported	Adjustment(1)	Adjusted	Reported	Adjustment(1)	Adjusted
Revenues:
Product sales	$69,382	$—	$69,382	$52,253	—	$52,253
Other	1,064	—	1,064	911	—	911

Total revenues	70,446	—	70,446	53,164	—	53,164

Costs and expenses:
Cost of product sales	9,984	(234)	9,750	9,791	—	9,791
Royalty and technology	3,953	—	3,953	2,664	—	2,664
Research and development	7,617	(124)	7,493	5,863	—	5,863
Selling and marketing	28,426	(770)	27,656	19,316	—	19,316
General and administrative	11,864	(1,655)	10,209	8,923	—	8,923
Patent litigation settlement	—	—	—	14,000	(14,000)	—

Income (loss) from operations	8,602	2,783	11,385	(7,393)	14,000	6,607

Other income (expense):
Interest income	971	—	971	338	—	338
Interest expense	(164)	—	(164)	(25)	—	(25)
Other income (expense)	(45)	—	(45)	(60)	—	(60)

Income (loss) before minority interest and income taxes	9,364	2,783	12,147	(7,140)	14,000	6,860

Minority interest	(116)	—	(116)	(216)	—	(216)

Income (loss) before income taxes	9,248	2,783	12,031	(7,356)	14,000	6,644

Provision for (benefit from) income taxes	4,924	(352)	4,572	(1,386)	3,911	2,525

Net income (loss)	$4,324	$3,135	$7,459	$(5,970)	$10,089	$4,119

Basic net income (loss) per share	$0.21	$0.15	$0.36	$(0.30)	$0.51	$0.21

Diluted net income (loss) per share	$0.21	$0.15	$0.36	$(0.30)	$0.50	$0.20

Weighted average shares outstanding Basic	20,591,995	—	20,591,995	19,914,573	—	19,914,573

Diluted	20,938,148	—	20,938,148	19,914,573	1,000,020	20,914,593

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information
Six Months Ended December 31, 2005 and December 31, 2004
($ in thousands, except net income (loss) per share and shares)

	Six Months Ended	Six Months Ended
	December 31, 2005	December 31, 2004
Income (loss) before income tax

Income (loss) before income tax — as reported	$9,248	$(7,356)

Special item(s):
-Exclude stock-based employee and director compensation expense	2,783	—
-Exclude Enzo Biochem Inc. patent litigation settlement expense	—	14,000

Income (loss) before income tax- as adjusted	$12,031	$6,644

Net income (loss)

Net income (loss) — as reported	$4,324	$(5,970)

Special item(s):
-Adjustment to reflect 38% tax rate	352	(3,911)
-Exclude stock-based employee and director compensation expense	2,783	—
-Exclude Enzo Biochem Inc. patent litigation settlement expense	—	14,000

Net income — as adjusted	$7,459	$4,119

Diluted net income (loss) per share

Diluted net income (loss) per share — as Reported	$0.21	$(0.30)

Special item(s):
-Adjustment to reflect 38% tax rate	0.02	(0.20)
-Exclude stock-based employee and director compensation expense	0.13	—
-Exclude Enzo Biochem Inc. patent litigation settlement expense	—	0.70
-Adjustment for increase in diluted shares outstanding — as adjusted	—	—

Diluted net income per share — as adjusted	$0.36	$0.20

Diluted weighted average shares outstanding — as reported	20,938,148	19,914,573

Special item(s):
-Increase in shares due to net loss — as reported versus net income — as adjusted	—	1,000,020

Diluted weighted average shares outstanding — as adjusted	20,938,148	20,914,593

DIGENE CORPORATION
SELECTED CONSOLIDATED BALANCE SHEET DATA
(in thousands)

	December 31,	June 30,
	2005	2005

ASSETS

Current assets:
Cash, cash equivalents and short term investments	$111,436	$46,081

Total current assets	144,719	78,743

Total assets	189,261	106,845

LIABILITIES AND STOCKHOLDERS’ EQUITY

Total current liabilities	$21,182	$25,754

Long-term liabilities	19,858	1,688

Total stockholders’ equity	148,221	79,403

Total liabilities and stockholders’ equity	$189,261	$106,845
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